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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 28, 2006, relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of The Gabelli Equity Trust Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Audit Committee", "Counsel and Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.




New York, New York
November 7, 2006